UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2026

(Date of Report)

BIO ESSENCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-56263	94-3349551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2955 Main Street, Suite 300, Irvine, CA 92618
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 706-9966
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2026, Bio Essence Corp., a California corporation (“Company”) entered into a Asset Purchase Agreement (“APA”) with Zhituo Software Co., Limited, a company incorporated under the laws of Hong Kong (“Zhituo”). Under the APA, the Company acquires ownership of certain software known as MediFlow AI, previously known as AcuVital, along with all of its software source code, system architecture, data, APOs, frameworks, and other technical information and data, the full extent of which is listed in Article II, Section 2.2 of the APA (collectively the “Software”), which is attached hereto as an Exhibit. In exchange for the acquisition of the Software, Zhituo will receive compensation by way of the issuance of common stock of the Company in an amount equal to fair market value of Three Million Five Hundred Thousand Dollars ($3,500,000). The valuation and number of shares is subject to approval by the Company’s Board of Directors.

Prior to the initiation of this transaction, there was no material relationship between the Company and Zhituo. A copy of the APA and the Consent Resolution of the Board of Directors approving the terms of the APA are attached hereto as an Exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Consent Resolution and Asset Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan
By:	Yin Yan
Its:	Chief Executive Officer
Dated: April 24, 2026

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